 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report for Clearmind Medicine Inc. dated March 8, 2022 (except as to Notes 16(l) and (m) which are as of October 19, 2022) included in the Registration Statement on Amendment No. 5 to Form F-1 and related prospectus of Clearmind Medicine Inc.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

October 26, 2022